THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), entered into as of October 14, 2024 among Borr IHC Limited, an exempted company incorporated under the laws of Bermuda (the “Issuer”), and Borr Finance LLC, a Delaware limited liability company (“FinanceCo”), Borr Natt Inc., a Marshall Islands corporation, Borr West Africa Assets Inc. a Marshall Islands corporation and Prospector Rig 5 Contracting Company Limited, a Cayman Islands exempted company limited by shares with company registration number 339041 (together with FinanceCo, the “Co-Issuers” and, together with the Issuer, the “Issuers”), Borr Natt Limited, a Mauritius limited company (the “Undersigned”), BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”) and Wilmington Trust (London) Limited, as security agent (the “Security Agent”). PREAMBLE WHEREAS, the Issuers, the Guarantors party thereto, the Trustee and the Security Agent entered into an Indenture, dated as of November 7, 2023 (the “Original Indenture”), relating to the Issuers’ 10.000% Senior Secured Notes due 2028 (the “2028 Notes”) and 10.375% Senior Secured Notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Notes”), as amended by the first supplemental indenture dated as of September 27, 2024 among the Issuers, the Trustee and the Security Agent (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”); WHEREAS, it is intended that Natt, an Issuer and the owner of the rig “Natt” will transfer the rig “Natt” to Borr Natt Limited, which is a Restricted Subsidiary and currently not an Issuer (the “Rig Transfer”). The Rig Transfer will be conducted in a manner that qualifies as a “Permitted Reorganization” under the Indenture. In connection with the Rig Transfer Borr Natt Limited will accede to the Indenture as a Co-Issuer of the Notes in accordance with Section 9.01 of the Indenture, which provides that the Indenture may be amended by the parties hereto without notice to or the consent of any Noteholder to, among other things, add additional Co-Issuers of the Notes; and WHEREAS, the Issuer has requested that the Trustee and the Security Agent execute this Second Supplemental Indenture in accordance with Section 9.06 of the Indenture. AGREEMENT NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Second Supplemental Indenture hereby agree as follows: Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture. Section 2. The Undersigned, by its execution of this Second Supplemental Indenture, agrees to be a Co-Issuer under the Indenture and to be bound by the terms of the Indenture applicable to Co-Issuers, and upon execution of this Second Supplemental Indenture, shall be a Co-Issuer. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAIN PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”)

2 Section 3. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. Section 12.10 of the Indenture shall be applicable in respect of this Second Supplemental Indenture mutatis mutandis and, as such, it is incorporated herein by reference mutatis mutandis. Section 4. This Second Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. Delivery of an executed signature page by facsimile or electronic transmission (e.g. “pdf” or “tif”), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com, shall be effective as delivery of a manually executed counterpart hereof. Section 5. This Second Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Second Supplemental Indenture will henceforth be read together. Section 6. The recitals and statements herein are deemed to be those of the Issuers and the Undersigned and not the Trustee or the Security Agent. Neither the Trustee nor the Security Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the recitals thereto. Section 7. All notices or other communications to the Issuers and the Guarantors shall be given as provided in Section 12.02 of the Indenture. [Signature Page Follows]

[Signature Page to Second Supplemental Indenture] IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written. Borr IHC Limited By: Name: Mi Hong Yoon Title: Director

[Signature Page to Second Supplemental Indenture] Borr Finance LLC By: Mi Hong Yoon Name: Borr IHC Limited Title: Sole Managing Member [***] [***] [***]

[Signature Page to Second Supplemental Indenture] Borr Natt Inc. By: Name: Mi Hong Yoon Title: Director

[Signature Page to Second Supplemental Indenture] Borr West Africa Assets Inc. By: Name: Mi Hong Yoon Title: Director

[Signature Page to Second Supplemental Indenture] Prospector Rig 5 Contracting Company Limited By: Name: Mi Hong Yoon Title: Director

[Signature Page to Second Supplemental Indenture] Borr Natt Limited By: Name: Title: Mi Hong Yoon Director

[***] [***]

[Signature page to Second Supplemental Indenture] WILMINGTON TRUST (LONDON) LIMITED, as Security Agent By: Name: Title: [***] [***]